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Exhibit 23.2

Independent Auditors' Consent

    We consent to the incorporation by reference in this Registration Statement on Form S-3 of Medtronic, Inc. of our report dated February 7, 2001, appearing in the Annual Report on Form 10-K of MiniMed, Inc. for the year ended December 29, 2000, which is incorporated by reference in the Current Report on Form 8-K (as amended on November 13, 2001) of Medtronic, Inc. and to the reference to us under the heading "Experts" in the prospectus which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 10, 2001

II–13

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  Exhibit 23.2
Independent Auditors' Consent